SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                 Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            EASTMAN KODAK COMPANY
            (Exact name of registrant as specified in its charter)

New Jersey                                   16-0417150
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

343 STATE STREET, ROCHESTER, NEW YORK        14650
(Address of principal executive offices)     (Zip code)

                          KODAK STOCK OPTION PLAN
                          (Full title of the plan)

                          JOYCE P. HAAG, Secretary
                           Eastman Kodak Company
                             343 State Street
                         Rochester, New York 14650
                             (716) 724-4368
     (Name, address, and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE



    Title of          Amount to be     Proposed          Proposed          Amount of
Securities to be       Registered:     Maximum           Maximum         Registration
   Registered:                       Offering Price      Aggregate           Fee
                                      Per Share(1):    Offering Price:
----------------      ------------   --------------    ---------------   --------------
Common Stock          10,000,000     $67.53125         $675,312,500      $199,217.19
par value $2.50
per share


(1) Determined on the basis of the average of the high and low prices of Kodak Common Stock as reported in the New York Stock Exchange Composite Transactions as published in The Wall
Street Journal for June 19, 1998 solely for the purpose of determining the registration fee pursuant to Rule 457 (c) and
(h).

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the Registration Statement becomes effective.


Pursuant to Instruction E to Form S-8, simultaneously with the filing of this Registration Statement on Form S-8, the registrant is filing another Registration Statement on Form S-8 to post-effectively amend Registration No. 33-23371 to deregister 3,000,000 shares. Registrant will apply $2,849.12 of the $82,536 filing fee previously paid by registrant for such 3,000,000 shares to the filing fee due as a result of the 10,000,000 shares being registered by this Registration Statement on Form S-8. In addition, the registrant, has a filing credit of $448.54 which it will also apply to the filing fee.



PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


The following information previously filed by Eastman Kodak Company ("Kodak") with the Securities and Exchange Commission (the
"Commission") is incorporated herein by reference:

Annual Report on Form 10-K, as amended, for the year ended December
31, 1997;

Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;
and

Proxy Statement on Schedule 14A dated March 20, 1998.

All documents filed by Kodak with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Description Of Kodak Common Stock

The following is a brief description of Kodak Common Stock.

Dividend Rights

Each share of Kodak Common Stock ranks equally with all other shares of Kodak Common Stock with respect to dividends. Dividends may be declared by the Board of Directors and paid by Kodak at such times as the Board of Directors determines, all pursuant to the provisions of the New Jersey Business Corporation Act.

Voting Rights

Each holder of Kodak Common Stock is entitled to one vote per share of such stock held. Kodak Common Stock does not have cumulative voting rights. Holders of Kodak Common Stock are entitled to vote on all matters requiring shareholder approval under New Jersey law and Kodak's Restated Certificate of Incorporation and By-Laws, and to elect the members of the Board of Directors. Directors are divided into three classes, each such class, as nearly as possible, having the same number of directors. At each annual meeting of the shareholders, the directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the shareholders for a term expiring at the third succeeding annual meeting of the shareholders.

Liquidation Rights

Holders of Kodak Common Stock are entitled on liquidation to receive all assets which remain after payment to creditors and holders of preferred stock.

Preemptive Rights

Holders of Kodak Common Stock are not entitled to preemptive rights. There are no provisions for redemption, conversion rights, sinking funds, or liability for further calls or assessments by Kodak with respect to Kodak Common Stock.


Item 4.  DESCRIPTION OF SECURITIES

Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the securities being offered hereby will be passed upon by Gary P. Van Graafeiland, General Counsel and Senior Vice President of Kodak. Mr. Van Graafeiland owns and has options to purchase Kodak Common Stock, but is not eligible to receive awards under the Plan.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 14A:3-5 of the New Jersey Business Corporation Act empowers a corporation to indemnify its directors, officers, and employees against expenses or liabilities in connection with any proceeding involving such persons by reason of their being such directors, officers, or employees. Article 6 of Kodak's Restated Certificate of Incorporation and Article 8, Section 2 of Kodak's by-laws provides for indemnification, to the full extent permitted by law, of Kodak's directors, officers, and employees. In addition, Kodak maintains directors and officers liability insurance protecting its directors and officers against certain liabilities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


Item 8.  EXHIBITS

Exhibit
Number         Exhibit

3(A)           Certificate of Incorporation

3(B)           By-laws

4              Kodak Stock Option Plan

5              Opinion of Gary P. Van Graafeiland as to the legality
of the securities registered

23A            Consent of Price Waterhouse LLP, independent
accountants

23B            Consent of Gary P. Van Graafeiland (included in
Exhibit 5 to this Registration Statement)


Item 9.  UNDERTAKINGS

Updating Information

(a)   The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Indemnification of Certain Persons

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES


Pursuant to the requirements of the Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 25th day of June, 1998.


EASTMAN KODAK COMPANY



      /s/ George M.C. Fisher
By:   George M.C. Fisher,
Chairman of the Board and Chief Executive Officer

      /s/ Harry L. Kavetas
By:   Harry L. Kavetas,
      Chief Financial Officer and Executive Vice President
(Principal Financial Officer)

      /s/ Jesse J. Greene, Jr.
By:   Jesse J. Greene, Jr.,
Treasurer, Vice President, Finance and Acting Controller
(Principal Accounting Officer)


POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Gary P. Van Graafeiland and Joyce P. Haag, acting alone or together, as such person's true and lawful attorney-in-fact and agent with full powers of substitution and revocation, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities indicated on June 25, 1998.


Name, Title:

Richard S. Braddock, Director       /s/ Richard S. Braddock

Daniel A. Carp, Director            /s/ Daniel A. Carp

Martha Layne Collins, Director      /s/ Martha Layne Collins

Alice F. Emerson, Director          /s/ Alice F. Emerson

George M.C. Fisher, Director        /s/ George M.C. Fisher

Paul E. Gray, Director              /s/ Paul E. Gray

Durk I. Jager, Director             /s/ Durk I. Jager

Harry L. Kavetas, Director          /s/ Harry L. Kavetas

Paul H. O'Neill, Director           /s/ Paul H. O'Neill

John J. Phelan, Jr., Director       /s/ John J. Phelan, Jr.

Laura D'Andrea Tyson, Director      /s/ Laura D'Andrea Tyson

Richard A. Zimmerman, Director      /s/ Richard A. Zimmerman


EASTMAN KODAK COMPANY
REGISTRATION STATEMENT ON FORM S-8
KODAK STOCK OPTION PLAN


                              INDEX TO EXHIBITS

Exhibit
Number       Exhibit                         Location
   ---          --------------------------      ------------------------------------

3(A)         Certificate of Incorporation    Incorporated by reference to
                                             Annual Report on Form 10-K for
                                             the fiscal year ended December
                                             25, 1988, Exhibit 3

3(B)         By-laws                         Incorporated by reference to Annual
                                             Report on Form 10-K for the fiscal year
                                             ended December 31, 1997, Exhibit 3

4            Kodak Stock Option Plan          *

5            Opinion of
             Gary P. Van Graafeiland
             as to the legality
             of the securities registered     *

23(A)        Consent of Price Waterhouse
             LLP, independent accountants     *

23(B)        Consent of                       Included in Exhibit 5 to this
             Gary P. Van Graafeiland          Registration Statement

* Included as part of the electronic submission of this Registration Statement


EXHIBIT 4

KODAK STOCK OPTION PLAN


Article                                                  Page

1.   Purpose and Term of Plan----------------------------11

2.   Definitions-----------------------------------------11

3.   Eligibility-----------------------------------------16

4.   Plan Administration---------------------------------17

5.   Awards----------------------------------------------18

6.   Shares Subject to Plan------------------------------18

7.   Stock Options---------------------------------------19

8.   SARs------------------------------------------------21

9.   Termination of Employment---------------------------22

10.   Non-U.S. Employees---------------------------------25

11.   Change In Ownership--------------------------------27

12.   Change In Control----------------------------------27

13.   Miscellaneous--------------------------------------28





Copyright 1998, Eastman Kodak Company


ARTICLE 1  --  PURPOSE AND TERM OF PLAN

1.1   Purpose

The purposes of the Kodak Stock Option Plan are (i) to promote the interests of the Company and Kodak's shareholders by retaining quality Employees, (ii) to give substantially all Employees a stake in the Company's growth and success by focusing them on the performance of Kodak stock and thereby linking them worldwide, and
(iii) to create a culture of ownership and excellence among all Employees worldwide.

1.2  Term

The Plan shall become effective on March 13, 1998. Awards shall not be granted pursuant to the Plan after March 12, 2003.

ARTICLE 2  --  DEFINITIONS

In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa. This Plan should be construed in an manner consistent with the intent of Kodak to establish a nonqualified stock option plan subject to fixed accounting treatment.

 2.1  Affiliate

 "Affiliate" means any entity in which Kodak owns, directly or through one or more intermediaries, more than 50% of the equity interest.

 2.2  Award

 "Award" means a grant of an Option or SAR made in accordance with the terms, conditions, restrictions and limitations of the Plan and those that the Committee may establish by the Award Notice or otherwise.

 2.3  Award Notice

 "Award Notice" means a notice, certificate, agreement or other document setting out the terms, conditions, restrictions and limitations of the Award (in addition to those provided under this Plan) as determined by the Committee in its discretion.

 2.4  Board

 "Board" means the Board of Directors of Kodak.


 2.5  Cause

"Cause" shall mean:

i. a Participant's continued failure, for a period of at least 15 calendar days following a warning, to perform the Participant's duties in a manner deemed satisfactory by the Participant's supervisor, business unit president or functional equivalent, in the exercise of their sole discretion; or

ii. the Participant's failure to follow a lawful written directive of Kodak's Chief Executive Officer, the
Participant's supervisor or any other person to whom the Participant has a reporting relationship in any capacity; or

iii. the Participant's willful violation of any material rule, regulation, or policy that may be established from time to time for the conduct of the business of the Participant's employer; or

iv. the Participant's unlawful possession, use or sale of narcotics or other controlled substances, or, performing job duties while illegally used controlled substances are present in the Participant's system; or

v. any act of omission or commission by the Participant in the scope of his or her employment (a) which results in the assessment of a civil or criminal penalty against the Participant or the Company, or (b) which in the reasonable judgment of the Participant's supervisor could result in a material violation of any foreign or U.S. federal, state or local law or regulation having the force of law; or

vi. the Participant's conviction of or plea of guilty or no contest to any crime involving moral turpitude; or

vii. any misrepresentation of a material fact to, or concealment of a material fact from, the Participant's supervisor or any other person in the Company to whom the Participant has a reporting relationship in any capacity; or


viii. the Participant's breach of the Eastman Kodak Company
Employees' Agreement or the Kodak Business Conduct
Guide, or the equivalent thereof that is established by the Participant's employer.

 A Participant's voluntary termination of employment in anticipation of termination for Cause shall be considered a termination of the Participant for Cause. A Participant who is eligible for Retirement at the time he or she is terminated for Cause will be considered to have terminated his or her employment for Cause.

 2.6  Change In Control

 "Change In Control" means a change in control of Kodak of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on August 1, 1989, pursuant to
Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than Kodak, an Affiliate, or any employee benefit plan(s) sponsored by Kodak or any Affiliate, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of Kodak ordinarily having the right to vote at the election of directors, or
(ii) individuals who constitute the Board on March 13, 1998 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to March 13, 1998 whose election, or nomination for election by Kodak's shareholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Kodak in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

 2.7  Change In Control Price

 "Change In Control Price" means the highest closing price per share paid for the purchase of Common Stock on the New York Stock Exchange during the ninety (90) day period ending on the date the Change In Control occurs.

 2.8  Change In Ownership

 "Change In Ownership" means a Change In Control which results directly or indirectly in Kodak's Common Stock ceasing to be actively traded on the New York Stock Exchange.


 2.9  CEO

 "CEO" means the Chief Executive Officer of Kodak.

 2.10  Code

 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

 2.11  Committee

 "Committee" means the Executive Compensation and Development
Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

 2.12  Common Stock

 "Common Stock" means common stock, $2.50 par value per share, of Kodak.

 2.13  Company

 "Company" means Kodak and its Affiliates.

2.14  Disability

"Disability" means a disability under the terms of the long-term disability plan maintained by the Participant's employer, or in the absence of such a plan, the Kodak Long-Term Disability Plan.

 2.15  Employee

 "Employee" means any regular full or part-time employee of Kodak or any Affiliate; provided, however, (i) any employee of Kodak or any Affiliate in wage grade 48 or above or the equivalent thereof is not an "Employee"; (ii) individuals classified by Kodak as conditional employees, on-call employees, contract employees, limited service employees, provisional employees, periodic employees, leased employees, or special program employees, such as summer workers, interns, co-ops and visiting scientists are not "Employees"; (iii) individuals treated by an Affiliate as the equivalent of any of the following Kodak classifications are not "Employees": conditional employees, on-call employees, contract employees, limited service employees, provisional employees, periodic employees, leased employees, or special program employees, such as summer workers, interns, co-ops and visiting scientists;
(iv) individuals who are not otherwise described in Sections 2.15(ii) or (iii) but who are independent contractors or intermittent or temporary workers or employees of Kodak or an Affiliate are not "Employees"; (v) the Committee may determine that certain employees or all employees of a particular Affiliate are not "Employees"; and (vi) certain individuals employed by the Peoples Republic of China or Vietnam who are providing services to the Company and who would, but for the laws of such country, otherwise be classified by the Company as an Employee are "Employees."

 2.16  Exchange Act

 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

 2.17  Fair Market Value

 "Fair Market Value" on any date, shall mean the average of the high and low at which the Common Stock trades on the New York Stock Exchange on such day, or if such day is not a Trading Day, on the immediately preceding Trading Day.

 2.18  Grant Date

 "Grant Date" means the one or more date(s) selected by the Committee upon which an Award is granted to a Participant pursuant to this Plan. The Grant Date may vary among Participants as determined by the Committee.

 2.19  In-The-Money

 "In-The-Money" means the amount as of a particular date by which the Fair Market Value of the Common Stock on such date exceeds an Award's option price or exercise price, as the case may be, time the number of shares of Common Stock underlying the Award.

 2.20  Kodak

 "Kodak" means Eastman Kodak Company.

 2.21  Layoff

 "Layoff" means, in the case of an Employee employed by Kodak, a layoff as defined in Section 4.01 of the Termination Allowance Plan ("TAP") which qualifies the Employee for termination allowance benefits under TAP. In the case of an Employee employed by an Affiliate, the Employee's involuntary termination of employment will qualify as a Layoff if: (1) the Employee's termination results from a slack work situation caused by completion of, or changes to, production schedules, consolidation of work functions, or downsizing; and (2) the Employee satisfies such other requirements or conditions that may be established by the Committee at any time and from time to time in order for the termination of employment of an Employee of an Affiliate to qualify as a Layoff.

 2.22  Option

 "Option" means an option to purchase shares of the Common Stock as described in Article 7 of the Plan.

 2.23  Participant

 "Participant" means an Employee to whom an Award has been granted by the Committee under the Plan, and for whom such Award remains outstanding, unforfeited and unexercised under the Plan.

2.24  Permitted Reason

"Permitted Reason" means a termination of employment by a Participant which the CEO, in his or her sole and absolute discretion, determines to be for a Permitted Reason.

2.25  Plan

 "Plan" means the Kodak Stock Option Plan, as set forth in the document, and as it may be amended from time to time.

2.26  Retirement

"Retirement" means in the case of a Participant employed by Kodak, early or normal retirement under the terms of the Kodak Retirement Income Plan, and in the case of Participant employed by an Affiliate, early or normal retirement under the terms of the Affiliate's retirement plan or in the absence thereof, termination at age 60 or later. Notwithstanding the foregoing, a Participant must voluntarily terminate his or her employment in order for his or her termination of employment to be for "Retirement."

2.27  SARs

"SARs" mean an Award granted under Article 8 in the form of stock appreciation rights. SARs entitle the Participant to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value of the Common Stock on the date of exercise.

2.28  Trading Day

"Trading Day" means a day on which the Common Stock is available for purchase on the New York Stock Exchange.

ARTICLE 3  --  ELIGIBILITY

3.1  In General

Subject to the terms of the Plan, any Employee is eligible to receive an Award under the Plan; provided, however, the Employee is employed by the Company on the Grant Date of such Award or such other date specified by the Committee.


3.2  No Right to an Award

No Employee shall have at any time the right (i) to be selected as a Participant; (ii) to be entitled to an Award; and (iii) having been selected for an Award, to receive any additional Awards.

ARTICLE 4  --  PLAN ADMINISTRATION

4.1  Responsibility

The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2  Authority of the Committee

The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) select the Participants and determine the type of Awards to be made to Participants, the shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards; (b) interpret and administer the Plan; (c) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (d) construe any ambiguous provision of the Plan; (e) correct any default; (f) supply any omission; (g) reconcile any inconsistency; (h) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (i) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (j) adopt subplans applicable to Participants in specified jurisdictions outside the United States; (k), to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; (l) accelerate the vesting, exercise, or payment of an Award when such action or actions would be in the best interest of the Company; (m) determine the terms and provisions of any agreements entered into hereunder;
(n) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and (o) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

4.3  Discretionary Authority

The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of the Plan that the decisions of the Committee, including making factual determinations, and its actions with respect to the Plan be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.4  Action by the Committee

The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.

4.5  Delegation of Authority

The Committee may delegate some or all of its responsibilities and powers under the Plan to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such delegation may be revoked by the Committee at any time.

ARTICLE 5  -- AWARDS

5.1  In General

Awards may, at the Committee's sole discretion, be granted in the form of Options pursuant to Article 7 or SARs pursuant to Article 8. The Committee shall determine, as of the Grant Date (or Dates, if more than one grant is made), the Award to be granted to each Participant. The Committee may make such determination based on such factors as the Committee deems appropriate in its discretion.

The Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan and such additional or modified terms, conditions, restrictions and limitations as the Committee may determine, which terms, conditions, restrictions and limitations shall be set forth in the Award Notice. Awards need not contain similar or uniform terms as among Participants.

5.2  Award Notices

Each Award shall be evidenced by an Award Notice issued by the Committee.

ARTICLE 6  --  SHARES  SUBJECT TO PLAN

6.1  Available Shares

The maximum number of shares of Common Stock, $2.50 par value per share, of Kodak which is available for grant of Awards under the Plan during its term is 10,000,000. (Such amount shall be subject to adjustment as provided in Section 6.2). The shares of Common Stock issued under the Plan may come from authorized and unissued shares, treasury shares, or shares purchased in the open market. Shares of Common Stock subject to an Award that expires unexercised, that is forfeited, terminated or canceled, in whole or in part, shall thereafter again be available for grant under the Plan, except as otherwise provided by the Committee.


6.2  Adjustment to Shares

If the number of outstanding shares of Common Stock shall, at any time, be increased or decreased or changed or converted into cash or other property as a result of (a) any subdivision or consolidation of shares, stock dividend, stock split, recapitalization, reclassification or similar capital adjustment or (b) any combination, exchange of shares or similar event arising from Kodak's participation in any corporate merger, consolidation, or similar transaction in which Kodak is the surviving entity and is not substantially or completely liquidated, the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) any other adjustment the Committee determines to be equitable.

ARTICLE 7  --  STOCK OPTIONS

7.1  In General

Awards may be granted under the Plan by the Committee to Employees in the form of Options. These Options shall be non-qualified stock options (i.e., stock options which are not incentive stock options).

7.2  Option Price

The option price per share of the Common Stock subject to an Option shall be the Fair Market Value per share of Common Stock on the Option's Grant Date.

7.3  Option Term

An Option shall expire on the tenth anniversary of its Grant Date, unless sooner forfeited in accordance with the terms and conditions of the Plan or the Award Notice.

7.4  Vesting

Subject to Section 9.3(b) below, an Option shall become vested on the second anniversary of its Grant Date. Prior to vesting, an Option may not be exercised.

7.5  Exercise

The Committee shall establish procedures governing the exercise of Options, which may include procedures restricting the frequency of exercise or requiring exercise of the entire Award. In general, subject to such specific provisions, and except as otherwise provided in the Award Notice, the following provisions will apply upon the exercise of an Option:

(a)   Notice of Exercise.  The Participant shall submit an
Option exercise request to the broker or recordkeeper designated by the Committee specifying the Option and number of shares being exercised. The Committee may prescribe electronic, voice or other means of submission of such request.

(b) Completion of Necessary Forms. As a condition precedent to exercising an Option, the Participant shall be required to complete and execute such forms as may be designated by the Committee.

(c) Manner of Exercise. A Participant can exercise his or her Options by any of the following methods:

(I) Payment of Option Price in Cash. A Participant may exercise his or her Options via a regular
Option exercise whereby the Participant on or prior to the time of exercise delivers the full option price in cash to the broker or recordkeeper designated by the Committee.

(II)  Payment of Option Price in Common Stock. A
Participant may exercise his or her Options via a regular Option exercise whereby the Participant on or prior to the time of exercise delivers the full option price in shares of Common Stock to the broker or recordkeeper designated by the Committee. Any share of Common Stock delivered in payment of the option price shall be valued based on the opening price of the Common Stock on the New York Stock Exchange on the date of exercise;
provided, however, if the exercise date is not a Trading Day, then the opening price on the immediately preceding Trading Day shall be used.

(III) Broker-Assisted Exercise. Options may be exercised by way of the Plan's broker-assisted stock option exercise program, if such a program is implemented by the Committee for use by the Plan's Participants. Should such a program be implemented, the Committee may, at any time and from time to time, implement guidelines governing the use of the program, expand or restrict eligibility for the program, amend the provision of the Plan relating to such program, or provide that Options may no longer be exercised by way of the program, for any reason or for no reason. If a Participant exercises an Option by way of such a program, the broker designated by the Committee will sell the applicable number of shares as soon as practical following receipt of such request.
The broker will then remit the Option Price and the amount of any applicable withholding taxes to Kodak, and will remit any remaining proceeds to the Participant after withholding the broker's commission. Under the terms of such program, the amount of any taxes required to be withheld upon exercise of any options under the program shall be paid in cash directly to the Company.

7.6  Rights as a Shareholder

A Participant shall not have any of the rights of a shareholder with respect to the shares of Common Stock covered by an Option until the Participant becomes the record holder of such shares as determined by the records of Kodak's transfer agent.

7.7  Additional Terms and Conditions

Options shall not be repriced, i.e., there shall be no grant of a stock option(s) to a Participant in exchange for a Participant's agreement to cancel of a higher-priced stock option(s) that was previously granted to such Participant.

The Committee may, by way of the Award Notice, establish such other terms, conditions, restrictions and/or limitations, if any, of any Option Award, provided they are not inconsistent with the Plan.

ARTICLE 8  --  SARs

8.1  In General

Awards may be granted under the Plan by the Committee to Employees in the form of SARs. These SARs shall be freestanding stock appreciation rights (i.e., stock appreciation rights which are not tandem SARs).

8.2  Exercise Price

The exercise price per share of the Common Stock subject to an SAR shall be the Fair Market Value per share of Common Stock on the SAR's Grant Date.

8.3  SAR Term

An SAR shall expire on the tenth anniversary of its Grant Date, unless sooner forfeited in accordance with the terms and conditions of the Plan or the Award Notice.

8.4  Vesting

Subject to Section 9.3(b) below, an SAR shall become vested on the second anniversary of its Grant Date. Prior to vesting, an SAR may not be exercised.


8.5  Exercise

The Committee shall establish procedures governing the exercise of SARs, which may include procedures restricting the frequency of exercise or requiring exercise of the entire Award. In general, subject to such specific provisions, and except as otherwise provided in the Award Notice, the following provisions will apply upon the exercise of an SAR:

(a) Notice of Exercise. The Participant shall submit an SAR exercise request to the broker or recordkeeper designated by the Committee specifying the SAR and number of shares being exercised. The Committee may prescribe electronic, voice or other means of submission of such request.

(b) Completion of Necessary Forms. As a condition precedent to exercising an SAR, the Participant shall be required to complete and execute such forms as may be designated by the Committee.

(c) Payment of Freestanding SARs. Upon exercise, SARs may be settled in cash, Common Stock, or a combination of cash and Common Stock. Unless otherwise specified in its Award Notice, an SAR will be settled in cash only.

8.6  Additional Terms and Conditions

The Committee may, by way of the Award Notice, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR, provided they are not inconsistent with the Plan.

ARTICLE 9  --  Termination of Employment

9.1  In General

Except as otherwise provided in the Award Notice, the terms and conditions of this Article 9 shall apply to a Participant's Award.

9.2  Termination Prior to First Anniversary of Grant Date

(a) In General. The provisions of this Section 9.2 shall apply insofar as a Participant's employment is terminated for any reason, whether voluntarily or involuntarily, prior to the first anniversary of the date of his or her Award's Grant Date. In such event, if the Participant's employment terminates for any reason other than a Permitted Reason, due to death or a Layoff, the Participant shall, effective upon the date of his or her termination of employment, forfeit the Award granted to him or her under the Plan.

(b) Permitted Reason. In the event a Participant's employment terminates for a Permitted Reason, the Participant's Award shall, unless sooner forfeited in accordance with another provision of this Plan or the Award Notice, expire at its scheduled expiration date.

(c) Death. If a Participant's employment terminates due to death, unless the provisions of Section 9.4 below apply, the Participant's Award shall be immediately forfeited upon the date of the Participant's death.

(d) Layoff. In the event of a Participant's termination of employment due to a Layoff, unless the provisions of
Section 9.5 below apply, the Participant's Award shall be immediately forfeited upon the date of the Participant's termination of employment.

9.3  Termination On or After First Anniversary of Grant Date

(a) In General. The provisions of this Section 9.3 shall apply insofar as a Participant's employment is terminated for any reason, whether voluntarily or involuntarily, on or after the first anniversary of the date of his or her Award's Grant Date. In such event, if a Participant's employment terminates for any reason other than voluntarily, due to death or for Cause, the Participant's Award shall expire at its scheduled expiration date, unless sooner forfeited in accordance with another provision of this Plan or the Award Notice.

(b) Voluntary Termination. If a Participant voluntarily terminates his or her employment, the Participant shall forfeit his or her Award immediately upon the date of the Participant's termination of employment. A
Participant who is eligible for Retirement on the date of his or her voluntary termination of employment will not, however, be considered to have voluntarily terminated his or her employment for purposes of this
Section 9.3(b).

(c) Cause. If a Participant's employment is terminated for Cause, the Participant shall forfeit his or her Award immediately upon the date of the Participant's termination of employment.

(d) Death. If a Participant's employment terminates due to death, unless the provisions of Section 9.4 below apply, the Participant shall forfeit his or her Award immediately upon the date of the Participant's death.


9.4  Death

(a) In General. If a Participant dies while holding an Award under the Plan and the Award on the date of the Participant's death is In-The-Money (based on the Fair
Market Value of the Common Stock on the date of the Participant's death) by at least $50.00, then the provisions of this Section 9.4 will apply.

(b) Vesting. If the Participant's death occurs prior to being fully vested in his or her Award, the unvested portion of the Award shall immediately vest on the date of the Participant's death.

(c) Cash Out. The Participant's Award shall be cashed out effective on the date of the Participant's death. That is, the difference between the Fair Market Value of the Common Stock on the date of the Participant's death less the option price or exercise price, as the case may be, of the Participant's Award times the number of shares of Common Stock then remaining under the Award will be paid to the Participant's estate as soon as administratively practicable following the date of the Participant's death. Upon payment of such amount to the Participant's estate, the Participant's Award shall be canceled and neither the Participant's estate, nor the Participant's heirs or assigns, shall have any further interest in the Award.

9.5  Layoff

(a) In General. If a Participant's employment terminates due to Layoff prior to the first anniversary of the Grant Date of his or her Award and the Participant's
Award on the date of his or her termination of employment is In-The-Money (based on the Fair Market
Value of the Common Stock on the date of the Participant's termination of employment) by at least
$50.00, then the provisions of this Section 9.5 will apply.

(b) Vesting. Effective as of the date of the Participant's termination of employment, the Participant's Award shall be 100% vested.

(c) Cash Out. The Participant's Award shall be cashed out effective on the date of the Participant's termination of employment. That is, the difference between the Fair Market Value of the Common Stock on the date of the Participant's termination of employment less the option price or exercise price, as the case may be, of the Participant's Award times the number of shares of Common Stock then remaining under the Award will be paid to the Participant as soon as administratively practicable following the date of the Participant's termination of employment. Upon payment of such amount to the Participant, the Participant's Award shall be canceled and neither the Participant, nor the Participant's estate, heirs or assigns, shall have any further interest in the Award.

ARTICLE 10  --  NON-U.S. EMPLOYEES

10.1  Applicability

This Article 10 shall apply to each Employee who is not based in the United States and to any other Employee determined by the Committee.

10.2  Schedule of Countries where Awards are Feasible

The Committee shall determine, in its sole discretion, whether it is feasible under local law, custom and practice to grant Awards under the Plan to Employees described in Section 10.1 on the Grant Date (or Dates, if more than one grant is made). The Committee shall approve a schedule specifying by country whether an Option or SAR is to be granted under this Section. The schedule may differentiate among classes of Employees (including international assignees) and locations within a country.

10.3  Terms of Option and SAR

If the Committee has determined on the schedule described in Section
10.2 that it is feasible to grant an Option or SAR at a particular location, each Employee at such location shall be granted an Option or SAR, as applicable, on the Grant Date. Each such Option shall be granted under and shall be subject to the terms in Article 7, except for such modifications or additional terms and conditions as the Committee deems appropriate under Section 10.4, and as set forth in the Award Notice. Each such SAR shall be subject to Article 8 and may contain such additional terms as set forth in the Award Certificate, except for such modifications or additional terms and conditions as the Committee deems appropriate under Section 10.4, and as set forth in the Award Notice.

10.4  Special Terms

In order to facilitate the making of any Award under this Article 10, the Committee may provide for such modifications and additional terms and conditions ("special terms") in Awards to Participants who are employed by the Company outside the United States (or who are foreign nationals temporarily within the United States) as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The special terms may provide that the grant of an Award is subject to (a) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (b) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The special terms may also provide that an Award shall become exercisable if an Employee's employment with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose.

10.5  Currency Effects

Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

10.6  Modifications to Awards

The Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations or to avoid costly governmental filings. By means of illustration but not limitation, the Committee may restrict the method of exercise of an Award to avoid securities laws or exchange control filings, laws or regulations.

10.7  No Acquired Rights

No Employee in any country shall have any right to receive an Award, except as expressly provided for under the Plan. All Awards made at any time are subject to the prior approval of the Committee.


ARTICLE 11  --  CHANGE IN OWNERSHIP

11.1  Background

Notwithstanding any provision contained in the Plan, the provisions of this Article 11 shall control over any contrary provision. Upon a Change In Ownership: (i) the terms of this Article 11 shall immediately become operative, without further action or consent by any person or entity; (ii) all terms, conditions, restrictions, and limitations in effect on any unexercised, unvested, unearned and/or unpaid Award, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) all unexercised, unvested, unearned, and/or unpaid Awards or any other outstanding Awards shall immediately and automatically become one hundred percent (100%) vested.

11.2  Valuation of Awards

Upon a Change In Ownership, all outstanding Options and shall be valued and cashed out on the basis of the Change In Control Price.

11.3  Payment of Awards

Upon a Change In Ownership, any Participant, whether or not he or she is still employed by the Company, shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the Change In Ownership, all of his or her Options and SARs. That is, the difference between the Change In Control Price of the Common Stock less the option price or exercise price, as applicable, of the Participant's Award times the number of shares of Common Stock then remaining under such Award will be paid to the Participant in the form of a single lump-sum cash payment.

11.4  Miscellaneous

Upon a Change In Ownership, no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of such action or as a result of such Change In Ownership.

ARTICLE 12  --  CHANGE IN CONTROL

12.1  Background

Notwithstanding any provision contained in the Plan, the provisions of this Article 12 shall control over any contrary provision. All Participants shall be eligible for the treatment afforded by this
Article 12 if their employment terminates within two years following a Change In Control, unless the termination is due to (i) death,
(ii) Disability, (iii) Cause, (iv) resignation other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in Kodak's Termination Allowance Plan), or that is not in the same geographic area (as defined in Kodak's Termination Allowance Plan), or (B) resignation within 30 days following a reduction in base pay, or (v) Retirement.

12.2  Vesting and Lapse of Restrictions

If a Participant is eligible for treatment under this Article 12,
(i) all of the terms, conditions, restrictions, and limitations in effect on any of his or her unexercised, unvested, unearned, and/or unpaid Awards shall immediately lapse as of the date of his or her termination of employment; (ii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any of his or her Awards on or after such date, and in no event shall any of his or her Awards be forfeited on or after such date; and (iii) all of his or her unexercised, unvested, unearned and/or unpaid Awards shall automatically become one hundred percent (100%) vested immediately upon his or her termination of employment.

12.3  Valuation of Awards

If a Participant is eligible for treatment under this Article 12, his or her Awards shall be valued and cashed out in accordance with the provisions of Sections 11.2 and 11.3. The Participant shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the date of his or her termination of employment, the amount due him or her under Section 11.3.

12.4  Miscellaneous

Upon a Change In Control, no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change In Control or to which he or she may become entitled as a result of such Change In Control.

ARTICLE 13  --  MISCELLANEOUS

13.1  Noncompetition

Unless a Participant's Award Notice provides otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, if, (i) in the opinion of the Committee, the Participant, without the prior written consent of an authorized corporate officer of Kodak, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, stockholder, employee, or otherwise, in any business or activity competitive with the business conducted by the Company; (ii) at any time discloses to any person or any entity any trade secrets, methods, processes or the proprietary or confidential information of the Company, except as such disclosure or use may be required in connection with the Participant's work as an employee of the Company; or (iii) the Participant performs any act or engages in any activity which in the opinion of Kodak's CEO, in the exercise of his or her sole and absolute discretion, is inimical to the best interests of the Company. For purposes of this Section 13.1, a Participant shall not be deemed a stockholder if the Participant's record and beneficial ownership amount to not more than 1% of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

13.2  Nonassignability

No amount payable or other right under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, or any such right shall be void.

13.3  Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law (whether federal, state, local or foreign) to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to Kodak, shares of Common Stock having a value, as determined by the Committee, equal to the amount of such required withholding taxes.

13.4  Amendments to Awards

The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

13.5.  Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, Kodak shall have no obligation to issue or deliver certificates of Common Stock evidencing any Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which Kodak shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which Kodak shall, in its sole discretion, determine to be necessary or advisable, and unless Kodak shall be satisfied based on the advice of its counsel that such issuance or delivery will in compliance with all applicable laws, rules or regulations.

13.6  No Right to Continued Employment or Grants

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continue in the employ of Kodak or its Affiliates. Further, Kodak and its Affiliates expressly reserve the right at any time to dismiss a Participant without any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

13.7  Amendment/Termination

The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may at any time and from time to time, with or without prior notice, amend the Plan in any manner.

13.8  Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law.

13.9  No Right, Title, or Interest in Company Assets

No Participant shall have any rights as a shareholder as a result of participation in the Plan until the Participant becomes the record holder of shares of Common Stock as determined by the records of Kodak's transfer agent. To the extent any person acquires a right to receive payments from Kodak or an Affiliate under the Plan, such rights shall be no greater than the rights of an unsecured creditor of Kodak or the Affiliate and the Participant shall not have any rights in or against any specific assets of Kodak or the Affiliate. All of the Awards granted under the Plan shall be unfunded.

13.10  No Guarantee of Tax Consequences

No person connected with the Plan in any capacity, including, but not limited to, Kodak and its Affiliates and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state, local or foreign income, estate or gift tax treatment, will be applicable with respect to amounts paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

13.11  Other Benefits

All Awards and payments under the Plan shall constitute extraordinary items of compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of Kodak or any an Affiliate. As such, neither the Award grants nor any payments arising under this Plan shall constitute part of an Employee's employment contract with Kodak or an Affiliate, and accordingly, this Plan may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of Kodak or an Affiliate for severance payments. The Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by Kodak or an Affiliate on behalf of employees. Furthermore, the granting of Awards under the terms of the Plan does not constitute an element of the Participant's regular or base compensation and shall not be considered in the determination of severance benefits paid as a result of a Participant's separation from service, or any other statutory benefit based on regular compensation to which the employee may be entitled.

13.12  Entire Plan

This document is a complete statement of the Plan. As of its effective date this document supersedes all prior plans, representations and proposals, written or oral, relating to its subject matter. The Company shall not be bound by or liable to any person for any representation, promise or inducement made by any Employee or agent of it which is not embodied in this document, in any authorized sub-plans, appendices or supplements to or amendments, restatements, or alternative versions of the Plan, or in the Award Notice.





EXHIBIT 5




June 25, 1998


Eastman Kodak Company
343 State Street
Rochester, New York 14650

Ladies and Gentlemen:

I am General Counsel and Senior Vice President of Eastman Kodak
Company, a New Jersey corporation ("Kodak").

With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed today by Kodak with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 10,000,000 shares of common stock, $2.50 par value, of Kodak (the "Shares") to be granted to participants, or issued upon the exercise of options and stock appreciation rights, or issued in connection with other awards granted under the Kodak Stock Option Plan (the "Plan"), I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and other documents and instruments, and such questions of law, as I have considered necessary or desirable for the purpose of this opinion.

Based on the foregoing, I am of the opinion that when the Registration Statement has become effective and the Shares have been issued and delivered as contemplated in the Plan, the Shares will be legally issued, fully paid, and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Gary P. Van Graafeiland

Gary P. Van Graafeiland
General Counsel and Senior Vice President



EXHIBIT 23A




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 14, 1998, appearing on page 20 of Eastman Kodak Company's Annual Report on Form 10-K for the year ended December 31, 1997



Price Waterhouse LLP
Rochester, New York
June 24, 1998


June 25, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Eastman Kodak Company Registration Statement on Form S-8
Relating to Securities to be Issued Under the Kodak Stock
Option Plan


Ladies and Gentlemen:

We are filing today by electronic EDGAR transmission Eastman Kodak
Company's
Registration Statement on Form S-8 for the Kodak Stock Option Plan. The total filing fee of $199,217.19 was due as a result of this Registration Statement.

Pursuant to Instruction E to Form S-8, simultaneously with the filing of this Registration Statement on Form S-8, the registrant is filing another Registration Statement on Form S-8 to post-effectively amend the contents of Registration No. 333-23371 to deregister 3,000,000 shares. Registrant will apply $2,849.12 of the $82,536 filing fee previously paid by registrant for such 3,000,000 shares to the filing fee due as a result of the 10,000,000 shares being registered by this Registration Statement on Form S-8.

In addition, the registrant, i.e., Account Number 000031235, has a filing credit of $448.54 which it will also apply to the filing fee due as a result of the 10,000,000 shares being registered by this Registration Statement on Form S-8.

In sum, taking into account the two credits of $2,849.12 and $448.54 from the total filing fee due of $199,217.19 leaves a net balance due of $195,919.53. This amount was wire transferred on June 24, 1998, to the Commission's account at Mellon Bank in Pittsburgh, PA.

Please call the undersigned at 716-724-4368 if you have any questions.

Very truly yours,



EASTMAN KODAK COMPANY

/s/ Joyce P. Haag

Joyce P. Haag
Secretary
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